UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1500 North Mantua Street
P.O. Box 5193
Kent, OH 44240
(Address of principal executive offices) (Zip Code)
(330) 673-9511
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The shareholders of The Davey Tree Expert Company (the “Company”) approved The Davey Tree Expert Company 2024 Omnibus Stock Plan (the “2024 Plan”) at the Annual Meeting of Shareholders held on May 21, 2024 (the “Annual Meeting”). The 2024 Plan replaced The Davey Tree Expert Company 2014 Omnibus Stock Plan (the “2014 Plan”) previously approved by the shareholders in 2014.
The objective of the 2024 Plan is to encourage continued employee ownership and to foster and promote the long-term growth and performance of the Company by enhancing the Company’s ability to attract and retain qualified employees and directors and by motivating employees and directors through stock ownership and performance-based incentives. The 2024 Plan will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”) and will remain in effect for ten years. All directors of the Company and employees of the Company and its subsidiaries are eligible to participate in the 2024 Plan.
The 2024 Plan is similar to the 2014 Plan and continues the maintenance of the employee stock purchase program that is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended, as well as provisions for the grant of restricted stock units to employees and directors, as well as other stock-based incentives. The Company also may, from time to time, consider future subscription offerings.
The 2024 Plan provides for the grant of 5.0% of the number of common shares outstanding as of the first day of each fiscal year plus the number of common shares that were available for grant of awards, but not granted, in prior years. In no event, however, may the number of common shares available for the grant of awards in any fiscal year exceed 10.0% of the common shares outstanding as of the first day of that fiscal year. However, the maximum number of common shares that may be issued under the employee stock purchase program during the full term of the 2024 Plan will not exceed 25,000,000 common shares, and the maximum number of common shares that may be issued under incentive stock options granted under the 2024 Plan during the full term of the 2024 Plan is 2,000,000.
Common shares subject to an award that is forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right) are generally added back to the number of shares available for grant under the 2024 Plan.
In the event of a recapitalization, stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or similar transaction, the Compensation Committee will adjust the number and class of shares that may be issued under the 2024 Plan or to any participant and the number and class of shares, and the exercise price, applicable to outstanding awards.
A summary of the 2024 Plan is included in Proposal Two of the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2024 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The summaries of the 2024 Plan contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the

2024 Plan and forms of award agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting on May 21, 2024. There were 41,398,885 shares represented at the Annual Meeting either in person, online or by proxy, which represented a quorum. Shareholders of the Company voted on three proposals. There were no broker nonvotes on any proposal at the Annual Meeting.
PROPOSAL ONE - ELECTION OF DIRECTORS. Elected the following nominees named in the Proxy Statement to serve as directors for the term expiring on the date of the Company’s 2027 Annual Meeting of Shareholders with the following votes:

	Number of Shares
	For	Withheld
Catherine M. Kilbane	32,110,806	431,937
Joseph R. Paul	30,575,206	1,967,537
Additional Directors whose terms in office as Directors continued after the Annual Meeting were Patrick M. Covey, Alejandra Evans, Matthew C. Harris, Thomas A. Haught and Charles D. Stapleton. The terms of Donald C. Brown and Karl J. Warnke ended at the Annual Meeting.
PROPOSAL TWO - APPROVAL OF THE DAVEY TREE EXPERT COMPANY 2024 OMNIBUS STOCK PLAN. Approved The Davey Tree Expert Company 2024 Omnibus Stock Plan with the following votes:

	Number of Shares
	For	Against	Abstain
Proposal 2	32,134,264	57,083	351,396
PROPOSAL THREE - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 with the following votes:

	Number of Shares
	For	Against	Abstain
Proposal 3	31,896,742	232,814	413,187

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description to Exhibit
10.1*	The Davey Tree Expert Company 2024 Omnibus Stock Plan.
10.2*	Form of Performance Restricted Stock Unit Agreement (2024 Omnibus Stock Plan).
10.3*	Form of Director Restricted Stock Unit Agreement (2024 Omnibus Stock Plan).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Management contracts or compensatory plans or arrangements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary and Director
Date: May 22, 2024